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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
PRG-Schultz International, Inc.:

We consent to incorporation by reference in Registration Statements (Nos. 333-64125, 333-08707, 333-30885, 333-61578, 333-81168 and 333-100817) on Form
S-8 of PRG-Schultz International, Inc. and subsidiaries of our report dated March 16, 2005 with respect to the consolidated balance sheets of PRG-Schultz International, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2004 and related financial statement schedule, which report appears in the December 31, 2004 annual report on Form 10-K of PRG-Schultz International, Inc. and our report dated April 5, 2005 with respect to management's assessment of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which report appears in the December 31, 2004 annual report on Form 10-K/A of PRG-Schultz International, Inc.

                                                           KPMG LLP

Atlanta, Georgia
April 5, 2005